UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On February 27, 2015, the Federal Home Loan Bank of Seattle (the “Seattle Bank”) and the Federal Home Loan Bank of Des Moines (the “Des Moines Bank” and together with the Seattle Bank, the “Banks”) announced that their respective members had ratified the Agreement and Plan of Merger (the “Merger Agreement”), dated September 25, 2014, by and between the Banks, pursuant to which the Seattle Bank will be merged with and into the Des Moines Bank (the “Merger”). Attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference, is a copy of the Banks’ joint announcement.
In accordance with the rules and regulations governing the Merger (the “Merger Rules”) and the Joint Merger Disclosure Statement delivered to the members of the Banks pursuant to the Merger Rules, Seattle Bank member voting, which was done by written ballot, on the ratification of the Merger Agreement closed on February 23, 2015. Following tabulation by the Seattle Bank on February 24, 2015, it was confirmed that a majority of the votes cast by members of the Seattle Bank were cast in favor of ratification of the Merger Agreement. Attached to this Current Report on Form 8-K as Exhibit 99.3, which is incorporated herein by reference, is a statement of the complete voting results of the Seattle Bank’s member vote.

Item 7.01    Regulation FD Disclosure.
The information provided in Item 5.07 is hereby incorporated herein by reference. In addition, the Seattle Bank distributed a letter to its members regarding member ratification of the Merger Agreement and additional information relating to the Merger, a copy of which letter is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d)      Exhibits

99.1	Joint Press Release, dated February 27, 2015
99.2	Member News, dated February 27, 2015
99.3	Seattle Bank Statement of Merger Agreement Ratification Results

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: February 27, 2015	By: /s/ Michael L. Wilson
President and Chief Executive Officer

Exhibit Index

Exhibit No.                Description

99.1	Joint Press Release, dated February 27, 2015
99.2	Member News, dated February 27, 2015
99.3	Seattle Bank Statement of Merger Agreement Ratification Results